UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 22, 2024

CURO GROUP HOLDINGS CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-38315	90-0934597
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 W Hubbard Street, 8th Floor, Chicago, IL		60654
(Address of Principal Executive Offices)		(Zip Code)

(312) 470-2000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock	N/A(1)	NYSE

(1) On March 11, 2024, the New York Stock Exchange (the “NYSE”) announced that (i) it had suspended trading of CURO Group Holdings Corp. (the “Company”) common stock, which had traded on the NYSE under the trading symbol “CURO” (the “Common Stock”) and (ii) it had determined to commence proceedings to delist the Common Stock. The NYSE subsequently filed a Form 25 with the Securities and Exchange Commission (the “SEC”) on March 14, 2024 to delist the Common Stock from the NYSE and from registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The delisting will be effective 10 days after the filing of the Form 25. The deregistration of the Common Stock under Section 12(b) of the Exchange Act will be effective 90 days, or such shorter period as the SEC may determine, after filing of the Form 25.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01 Entry into a Material Definitive Agreement

Restructuring Support Agreement

On March 22, 2024, CURO Group Holdings Corp. (the “Company”) and certain of its direct and indirect subsidiaries (together with the Company, the “Company Parties”) entered into a Restructuring Support Agreement (together with all exhibits and schedules thereto, the “RSA”) with (i) certain lenders under the First Lien Credit Agreement, dated as of May 15, 2023 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), by and among the Company, Alter Domus (US) LLC, as administrative agent and collateral agent, the guarantors party thereto and the lenders party thereto, (ii) certain beneficial owners (or nominees, investment managers, advisors or subadvisors for the beneficial owners) of the Company’s 7.500% Senior 1.5 Lien Secured Notes due 2028 (the “1.5L Notes”), and (iii) certain beneficial owners (or nominees, investment managers, advisors or subadvisors for the beneficial owners) of the Company’s 7.500% Senior Secured Notes due 2028 (the “2L Notes”) (collectively, the “Consenting Stakeholders”). In the aggregate, the Consenting Stakeholders hold in excess of 74% of each of the loans under the Credit Agreement, the 1.5L Notes and the 2L Notes. Capitalized terms used but not otherwise defined in this Current Report on Form 8-K have the meanings given to them in the RSA attached as an exhibit to this report.

The RSA contemplates certain restructuring and recapitalization transactions with respect to the Company Parties’ capital structure on the terms set forth therein and in the exhibits thereto and in the prepackaged joint plan of reorganization (the “Plan”), a solicitation version of which is attached as Exhibit B to the RSA. The transactions contemplated by the RSA include, among other things, (i) the commencement by certain of the Company Parties of voluntary cases (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”), and, with respect to certain applicable Company Parties, the commencement of recognition proceedings under Part IV of the Companies’ Creditors Arrangement Act (Canada) (the “Canadian Recognition Proceedings”), (ii) certain of the Consenting Stakeholders and/or their affiliates providing the debtor-in-possession financing facility in an amount up to $70.0 million that will convert into New First Out Loans upon the Company Parties’ emergence from the Chapter 11 Cases, (iii) the cancellation of the loans under the Credit Agreement and the issuance of New Second Out Loans to holders of the loans under the Credit Agreement, (iv) the cancellation of the 1.5L Notes and the issuance of New Equity Interests to the holders of 1.5L Notes, (v) the cancellation of the 2L Notes and the issuance of New Equity Interests and new warrants to the holders of 2L Notes, and (vi) the cancellation of the Company’s common stock, par value $0.001 per share (“Common Stock”), and the issuance of new contingent value rights to the holders of Common Stock.

The RSA requires the achievement of the following milestones, among others, certain of which may be extended in accordance with the terms of the RSA: (i) the commencement of solicitation of votes on the Plan no later than March 25, 2024; (ii) commencement of the Chapter 11 Cases no later than March 25, 2024; (iii) the filing of the Plan and the related disclosure statement (the “Disclosure Statement”) with the Bankruptcy Court no later than one business day after the Petition Date; (iv) entry of the interim DIP Order and an interim order approving the Securitization Facilities, in each case, no later than three business days after the Petition Date; (v) entry of the final DIP Order and the final order approving the Securitization Facilities no later than 45 days after the Petition Date; (vi) entry of an order confirming the Plan and approving the Disclosure Statement no later than 50 days after the Petition Date; and (vii) the occurrence of the Effective Date by no later than 120 days after the Petition Date.

The RSA provides that the RSA may be terminated by the Required Consenting Stakeholders or the Company Parties upon the occurrence of certain specified events set forth therein. In particular, the Company Parties may terminate the RSA in the event the board of directors, board of managers or similar governing body of any Company Party determines, after consulting with counsel, that proceeding with any of the transactions described therein would be inconsistent with the exercise of their fiduciary duties or applicable law, including a determination to pursue an Alternative Restructuring Proposal as a result thereof. The RSA may also be terminated by the mutual agreement of the Required Consenting Stakeholders and the Company Parties, and the RSA will automatically terminate upon the occurrence of the Effective Date.

Although the Company Parties intend to pursue the restructuring contemplated by the RSA, there can be no assurance that the Company Parties will be successful in completing a restructuring or any other similar transaction on the terms set forth in the RSA or at all.

The foregoing description of the RSA is not complete and is qualified in its entirety by reference to the RSA, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is hereby incorporated by reference in this Item 1.01.

SPV Amendments

On March 25, 2024, First Heritage Financing I, LLC, an indirect wholly owned bankruptcy-remote subsidiary of the Company, entered into an amendment (the “First Heritage Amendment”) to its asset-backed warehouse facility (the “First Heritage Warehouse”) with the Class A lenders and agents party thereto and Class B lenders and agents party thereto, First Heritage Credit, LLC, a wholly-owned subsidiary of the Company, as servicer, certain other wholly-owned subsidiaries of the Company, as originators and subservicers, and certain other parties thereto.

Pursuant to the First Heritage Amendment, the First Heritage Warehouse was amended to, among other things, (a) provide waivers of events of default under the First Heritage Warehouse relating to breaches by the Company and certain operating subsidiaries of the Company of agreements under certain corporate debt facilities, (b) provide a framework for the continuation of the First Heritage Warehouse notwithstanding the entry into insolvency proceedings by the Company and certain operating subsidiaries of the Company, both during the pendency of such proceedings (the “Post-Petition Period”) and after the Effective Date and (c) modify certain substantive provisions of the First Heritage Warehouse during the Post-Petition Period and after the Effective Date. In particular, pursuant to the First Heritage Amendment, (i) the revolving period for the First Heritage Warehouse was modified, such that, (x) during the Post-Petition Period, it will terminate on the earlier of (1) the date that is six (6) months following the first day of the Post-Petition Period and (2) the legal final maturity date of an applicable debtor-in-possession facility and (y) on and after the Effective Date, it will terminate on June 30, 2026, (ii) the pricing of the First Heritage Warehouse was modified, with respect to the Class A loans, to adjusted one-month SOFR plus 4.41% per annum during the Post-Petition Period, reverting to adjusted one-month SOFR plus 3.41% following the Post-Petition Period, and, with respect to the Class B loans, to adjusted one-month SOFR plus 9.50% per annum during the Post-Petition Period, reverting to adjusted one-month SOFR plus 8.50% following the Post-Petition Period, and the floor for one-month SOFR for both Class A loans and Class B loans was increased to 3.00%, (iii) the overall advance rate for the First Heritage Facility will remain at 81.00%, subject to a 5.00% step-down during certain trigger events, but will be increased to 86.00% after the Effective Date if such trigger events do not occur for 3 consecutive collection periods, (iv) certain exit fee parameters were adjusted, (v) certain excess concentration limits were modified, (vi) certain modifications were made to performance triggers applicable during the Post-Petition Period and following the Effectivet Date and (vii) certain financial covenants relating to the Company and certain of its operating subsidiaries were modified.

The commitments of the lenders under the First Heritage Warehouse remain unchanged, at $162,900,000 in the aggregate for the Class A lenders, and $37,100,000 for the Class B lenders.

On March 25, 2024, Heights Financing I, LLC, an indirect wholly owned bankruptcy-remote subsidiary of the Company, entered into an amendment (the “Heights I Amendment”) to its asset-backed warehouse facility (the “Heights I Warehouse”) with the Class A lenders and agents party thereto and Class B lenders and agents party thereto, SouthernCo Inc., a wholly-owned subsidiary of the Company, as servicer, certain other wholly-owned subsidiaries of the Company, as originators and subservicers, and certain other parties thereto.

Pursuant to the Heights I Amendment, the Heights I Warehouse was amended to, among other things, (a) provide waivers of events of default under the Heights I Warehouse relating to breaches by the Company and certain operating subsidiaries of the Company of agreements under certain corporate debt facilities, (b) provide a framework for the continuation of the Heights I Warehouse notwithstanding the entry into insolvency proceedings by the Company and certain operating subsidiaries of the Company, both during the the Post-Petition Period and after the Effective Date and (c) modify certain substantive provisions of the Heights I Warehouse during the Post-Petition Period and after the Effective Date. In particular, pursuant to the Heights I Amendment, (i) the revolving period for the Heights I Warehouse was modified, such that, (x) during the Post-Petition Period, it will terminate on the earlier of (1) the date that is six (6) months following the first day of the Post-Petition Period and (2) the legal final maturity date of an applicable debtor-in-possession facility and (y) on and after the Effective Date, it will terminate on June 30, 2026, (ii) the pricing of the Heights I Warehouse was modified, with respect to the Class A loans, to adjusted one-month SOFR plus 4.41% per annum during the Post-Petition Period, reverting to adjusted one-month SOFR plus 3.41% following the Post-Petition Period, and, with respect to the Class B loans, to adjusted one-month SOFR plus 10.50% per annum during the Post-Petition Period, reverting to adjusted one-month SOFR plus 9.50% following the Post-Petition Period, (iii) the overall advance rate for the Heights I Facility will remain at 91.00%, subject to a 10.00% step-down following certain trigger events during the Post-Petition Period and a 5.00% step-down following such trigger events on or after the Effective Date, (iv) certain exit fee parameters were adjusted, (v) certain excess concentration limits were modified, (vi) certain modifications were made to performance triggers applicable during the Post-Petition Period and following the Effective Date and (vii) certain financial covenants relating to the Company and certain of its operating subsidiaries were modified.

The commitments of the lenders under the Heights I Warehouse remain unchanged, at $234,890,000 in the aggregate for the Class A lenders, and $140,110,000 for the Class B lenders.

On March 25, 2024, Heights Financing II, LLC, an indirect wholly owned bankruptcy-remote subsidiary of the Company, entered into an amendment (the “Heights II Amendment”) to its asset-backed warehouse facility (the “Heights II Warehouse”) with Midtown Madison Management LLC, as structuring and syndication agent, paying agent, collateral agent and administrative agent, the lenders and agents party thereto, SouthernCo Inc., a wholly-owned subsidiary of the Company, as servicer, certain other wholly-owned subsidiaries of the Company, as originators and subservicers, and certain other parties thereto.

Pursuant to the Heights II Amendment, the Heights II Warehouse was amended to, among other things, (a) provide waivers of events of default under the Heights II Warehouse relating to breaches by the Company and certain operating subsidiaries of the Company of agreements under certain corporate debt facilities, (b) provide a framework for the continuation of the Heights II Warehouse notwithstanding the entry into insolvency proceedings by the Company and certain operating subsidiaries of the Company, both during the Post-Petition Period and after the Effective Date and (c) modify certain substantive provisions of the Heights II Warehouse during the Post-Petition Period and after the Effective Date. In particular, pursuant to the Heights II Amendment, (i) the pricing of the Heights II Warehouse was modified to adjusted one-month SOFR plus 9.50% per annum during the Post-Petition Period, reverting to adjusted one-month SOFR plus 8.50% following the Post-Petition Period, (ii) certain exit fee parameters were adjusted, (iii) certain excess concentration limits were modified, (iv) certain modifications were made to performance triggers applicable during the Post-Petition Period and following the Effective Date and (v) certain financial covenants relating to the Company and certain of its operating subsidiaries were modified.

The commitments of the lenders under the Heights II Warehouse remain unchanged, at $140,000,000.

On March 24, 2024, CURO Canada Receivables Limited Partnership and CURO Canada Receivables GP Inc., each an indirect wholly owned bankruptcy-remote subsidiary of the Company, entered into an agreement in advance of a broader amendment (the "Waterfall Amendment") to its asset-backed revolving credit facility (the "Waterfall Facility") with, among others, Waterfall Asset Management, LLC, as administrative agent and the lenders party thereto. The agreement, among other things, provides for waivers of events of default under the Waterfall Facility relating to breaches by the Company and certain operating subsidiaries of the Company of agreements under certain corporate debt facilities.

The Waterfall Amendment will amend the Waterfall Facility to, among other things, (a) provide a framework for the continuation of the Waterfall Facility notwithstanding the entry into insolvency proceedings by the Company and certain operating subsidiaries of the Company, both during the pendency of the Post-Petition Period and after the Effective Date and (b) modify certain substantive provisions of the Waterfall Facility during the Post-Petition Period and after the Effective Date. In particular, pursuant to or in connection with the Waterfall Amendment, (i) the revolving period for the Waterfall Facility will be modified, such that, (x) during the Post-Petition Period, it will terminate on the earlier of (1) July 2, 2024, (2) the occurrence of an Amortization Event or (3) the occurrence of an Event of Default and (y) following the Post-Petition Period, it will terminate on the earlier of (1) the date that is 24 months following the last day of the Post-Petition Period, (2) the occurrence of an Amortization Event or (3) the occurrence of an Event of Default, (ii) the pricing of the Waterfall Facility will be modified, (iii) the overall advance rate for the Waterfall Facility will be set at 80.00% during the Post-Petition Period, and will be increased to 85.00% following the Post-Petition Period, subject to a 5.00% step-down if a Level I Collateral Trigger event has occurred, (iv) certain exit fee parameters will be adjusted, (v) certain excess concentration limits will be modified, (vi) certain modifications will be made to performance triggers applicable during the Post-Petition Period and following the Effective Date, (vii) certain covenants and events of default relating to the Company and certain of its operating subsidiaries will be modified, and (viii) certain provisions will be amended to reflect the transition from CDOR to CORRA.

The commitments of the lenders under the Waterfall Facility will be reduced to $200,000,000 CAD in the aggregate.

On March 25, 2024, CURO Canada Receivables II Limited Partnership and CURO Canada Receivables II GP Inc., each an indirect wholly owned bankruptcy-remote subsidiary of the Company, entered into an amendment (the "Facility Amendment") to its asset-backed revolving credit facility (the "Canada II Facility") with, among others, Midtown Management LLC, as administrative agent, the lenders party thereto.

Pursuant to the Facility Amendment and certain related documentation, the Canada II Facility was amended to, among other things, (a) provide waivers of events of default under the Canada II Facility relating to breaches by the Company and certain operating subsidiaries of the Company of agreements under certain corporate debt facilities, (b) provide a framework for the continuation of the Canada II Facility notwithstanding the entry into insolvency proceedings by the Company and certain operating subsidiaries of the Company, both during the pendency of such proceedings (the "Post-Petition Period") and after the effective date of a plan of reorganization (the "Exit Date") and (c) modify certain substantive provisions of the Canada II Facility during the Post-Petition Period and after the Exit Date. In particular, pursuant to or in connection with the Facility Amendment, (i) to modify the pricing of the Canada II Facility, (ii) the overall advance rate for the Canada II Facility will remain at 80.00%, subject to a 5.00% step-down during a Level I Collateral Trigger event, (iii) certain exit fee parameters were implemented, (iv) certain excess concentration limits were modified, (v) certain modifications were made to performance triggers applicable during the Post-Petition Period and following the Exit Date, (vi) certain covenants and events of default relating to the Company and certain of its operating subsidiaries were modified, and (vii) certain provisions were amended to reflect the transition from CDOR to CORRA.

The commitments of the lenders under the Canada II Facility will be increased from $150,000,000 CAD to $250,000,000 CAD in the aggregate, subject to satisfaction of certain milestones.

 ITEM 1.03 Bankruptcy or Receivership

On March 25, 2024 (the “Petition Date”), the Company and certain of its domestic and Canadian affiliates (the “Debtors”) filed voluntary petitions for relief (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”) to pursue confirmation of the Plan. The Company has filed a motion with the Bankruptcy Court seeking joint administration of the Chapter 11 Cases under the caption CURO Group Holdings Corp., et al. In addition, the Company intends to seek creditor protection for the Debtors that are Canadian entities under the Companies’ Creditors Arrangement Act (Canada) (the “CCAA”) in the Ontario Superior Court of Justice (Commercial List) in Toronto, Ontario (the “Canadian Court”).

The Debtors expect to continue operating their businesses in the normal course as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.

First Day Relief

The Debtors have filed a series of customary emergency motions with the Bankruptcy Court to ensure that their operations continue uninterrupted while the Company’s balance sheet is restructured. These motions seek orders granting a variety of “first day” relief, including, among others, motions seeking authority to pay employee wages and benefits, continue processing customer transactions in the ordinary course, pay certain tax obligations, and pay critical vendors and suppliers. Similarly, the Company anticipates that it will bring an application before the Canadian Court under the CCAA seeking the recognition of the Chapter 11 Cases for the Canadian Debtors in Canada and related relief.

Debtor-in-Possession Financing and Securitization Motion

In connection with the Chapter 11 Cases, on the Petition Date, the Debtors filed a motion (the “DIP Motion”) seeking, among other things, interim and final approval of up to $70.0 million debtor-in-possession financing on terms and conditions set forth in the DIP Term Sheet attached as Exhibit C to the RSA.

On the Petition Date, the Debtors also filed a motion (the “Securitization Program Motion”) seeking, among other things, interim and final orders authorizing the Debtors and their non-Debtor affiliates to continue utilizing certain Securitization Facilities and enter into amendments thereto.

Equity Treatment

The Debtors also filed a motion (the “NOL Motion”) seeking entry of an order establishing procedures relating to transfers of Common Stock in order to preserve certain of the Company’s tax attributes.

Additional information about the Chapter 11 Cases, court filings and other documents related to the Chapter 11 Cases are available on a website administered by the Debtors’ claims and noticing agent, Epiq Corporate Restructuring, LLC, at https://dm.epiq11.com/Curo.

ITEM 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The commencement of the Chapter 11 Cases constituted an event of default under the following debt instruments and agreements (collectively, the “Debt Instruments”):

•	Approximately $178 million of outstanding borrowings under the Credit Agreement;
•	Approximately $682 million in outstanding aggregate principal amount of 1.5L Notes issued pursuant to the indenture governing the 1.5L Notes; and
•	Approximately $318 million in outstanding aggregate principal amount of 2.0L Notes issued pursuant to the indenture governing the 2.0L Notes.

The Debt Instruments provide that as a result of the Chapter 11 Cases the obligations thereunder, including principal and interest, are immediately due and payable. Any efforts to enforce such payment obligations under the Debt Instruments against the Debtors are automatically stayed as a result of the Chapter 11 Cases and the creditors’ rights of enforcement in respect of the Debt Instruments are subject to the applicable provisions of the Bankruptcy Code. The Debtors also intend to seek approval from the Canadian Court for a stay of proceedings in connection with protection to be sought under the CCAA.

ITEM 7.01 Regulation FD Disclosure

Commencement of Solicitation of Prepackaged Plan of Reorganization

As contemplated by the RSA, on March 24, 2024, prior to filing the Chapter 11 Cases, the Company commenced the solicitation of the lenders under the Credit Agreement (the “Lenders”) and the beneficial owners (or nominees, investment managers, advisors or subadvisors for the beneficial owners) of the 1.5L Notes and the 2L Notes that are “accredited investors” and/or non U.S. persons (the “Noteholders”) for votes for or against the Plan by causing certain solicitation materials including, among other things, the ballots and directions on how to access the Plan and the Disclosure Statement (including all exhibits thereto) to be distributed to the Lenders and the Noteholders. The Company intends to commence the solicitation of votes for or against the Plan from the holders of Common Stock by causing the aforementioned solicitation materials to be distributed to such holders after the Bankruptcy Court has granted conditional approval of the Disclosure Statement. Information related to the solicitation is available at https://dm.epiq11.com/Curo.

Press Release

On March 25, 2024, the Company issued a press release announcing the entry into the RSA, the commencement of solicitation of votes for the Plan, and the commencement of the Chapter 11 Cases.

A copy of the Company’s press release announcing such matters is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01 and Exhibit 99.1 hereto is being furnished and shall not be deemed “filed” for any purpose. This Item 7.01 shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to this Item 7.01 in such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. In addition, words such as “estimate,” “believe,” “forecast,” “step,” “plan,” “predict,” “focused,” “project,” “is likely,” “guidance,” “expect,” “anticipate,” “intend,” “should,” “will,” “confident,” variations of such words and similar expressions are intended to identify forward-looking statements. The Company’s ability to achieve these forward-looking statements is based on certain assumptions, judgments and other factors, both within and outside of the Company’s control, that could cause actual results to differ materially from those in the forward-looking statements, including the risk that the RSA may be terminated by certain of its parties if specified milestones are not achieved, amended or waived, or if certain other events occur, the ability to obtain relief from the Bankruptcy Court to facilitate the smooth operation of the Company’s businesses during the Chapter 11 Cases and other risks and uncertainties relating to the contemplated Chapter 11 Cases, including but not limited to, the Company’s ability to obtain approval of the Bankruptcy Court with respect to motions, the effects of the Chapter 11 Cases on the Company and on the interests of various constituencies, Bankruptcy Court rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases in general, the length of time the Company will operate under the Chapter 11 Cases, risks associated with third-party motions in the Chapter 11 Cases, regulatory approvals required to emerge from chapter 11, the potential adverse effects of the Chapter 11 Cases on the Company’s liquidity or results of operations and increased legal and other professional costs in connection with the Chapter 11 Cases, as well as other factors discussed in the Company’s filings with the Securities and Exchange Commission. These projections, estimates and assumptions may prove to be inaccurate in the future. These forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. There may be additional risks that the Company does not presently know or currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual future results. The Company undertakes no obligation to update, amend or clarify any forward-looking statement for any reason.

ITEM 9.01	Financial Statements and Exhibits

(d). Exhibits

Exhibit Number	Description
10.1	Restructuring Support Agreement, dated as of March 22, 2024, by and among CURO Group Holdings Corp., certain of its subsidiaries and the consenting stakeholders parties thereto*
99.1	Press Release, dated March 25, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Certain schedules or similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish on a supplemental basis to the SEC a copy of any omitted schedule upon request by the SEC.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 25th day of March, 2024.

CURO Group Holdings Corp.

By:	/s/ Ismail Dawood
Ismail Dawood
Chief Financial Officer